Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report, dated October 11, 2023, with respect to the consolidated financial statements included in the Annual Report of Locafy Limited on Form 20-F for the year ended June 30, 2023.

We consent to the incorporation by reference of the said report in the Registration Statement of Locafy Limited on Form F-3 (File No. 333-272066), as amended.

/s/ Grant Thornton Audit Pty Ltd
GRANT THORNTON AUDIT PTY LTD

Perth, Australia
October 11, 2023